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(a)(1)(v)

        Offer To Purchase For Cash
All Outstanding Shares of Common Stock
of
VERENIUM CORPORATION
at
$4.00 NET PER SHARE
Pursuant to the Offer to Purchase dated October 2, 2013
by
PASTINACA ACQUISITION INC.,
a wholly owned subsidiary of
BASF CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 9:00 A.M. (NEW YORK CITY TIME) ON OCTOBER 31, 2013, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

October 2, 2013

To our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated October 2, 2013 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer") in connection with the offer by Pastinaca Acquisition Inc., a Delaware corporation ("Purchaser") and wholly owned subsidiary of BASF Corporation, a Delaware corporation ("BASF"), to purchase for cash all outstanding shares of common stock, par value $0.001 per share (the "Shares") of Verenium Corporation, a Delaware corporation, at a purchase price of $4.00 per Share, net in cash, without interest (less any required withholding taxes), upon the terms and subject to the conditions set forth in the Offer to Purchase.

        THE BOARD OF DIRECTORS OF VERENIUM (THE "VERENIUM BOARD") UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES INTO THE OFFER.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

          1.     The offer price for the Offer is $4.00 per Share, net in cash, without interest (less any required withholding taxes);

          2.     The Offer is being made for all outstanding Shares;

          3.     The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of September 19, 2013 (as it may be amended or supplemented from time to time in accordance with its terms, the "Merger Agreement"), among BASF, Purchaser and Verenium, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of the remaining conditions set forth therein, Purchaser will merge with and into Verenium (the "Merger"), with Verenium continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of BASF.

  At the effective time of the Merger (the "Effective Time"), each Share then outstanding (other than Shares that are held by any stockholders who properly demand appraisal in connection with the Merger as described in the Offer to Purchase) will be converted into the right to receive the Offer Price, without interest (less any required withholding taxes), except for Shares then owned by Verenium, BASF, Purchaser or any other subsidiary of BASF, which Shares will be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor;

          4.     After careful consideration, Verenium's Board of Directors has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger (collectively, the "Transactions") are fair to and in the best interests of Verenium and its stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, (iii) resolved to recommend that Verenium's stockholders accept the Offer and tender their Shares to Purchaser pursuant thereto, and (iv) agreed that the Merger Agreement shall be subject to Section 251(h) of the DGCL;

          5.     The Offer and withdrawal rights will expire at 9:00 a.m. (New York City time) on October 31, 2013, unless the Offer is extended;

          6.     The Offer is not subject to any financing condition. The Offer is subject to certain conditions described in Section 15—"Certain Conditions of the Offer" of the Offer to Purchase; and

          7.     Tendering stockholders who are registered stockholders or who tender their Shares directly to Wells Fargo Bank, N.A. will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Purchaser's purchase of Shares pursuant to the Offer.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

        The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, "blue sky" or other laws of such jurisdiction.

 INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
VERENIUM CORPORATION
at
$4.00 NET PER SHARE
Pursuant to the Offer to Purchase dated October 2, 2013
by
PASTINACA ACQUISITION INC.,
a wholly owned subsidiary of
BASF CORPORATION

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 2, 2013 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), in connection with the offer by Pastinaca Acquisition Inc., a Delaware corporation ("Purchaser") and wholly owned subsidiary of BASF Corporation, a Delaware corporation, to purchase for cash all outstanding shares of common stock, par value $0.001 per share (the "Shares") of Verenium Corporation, a Delaware corporation, at a purchase price of $4.00 per Share, net in cash, without interest (less any required withholding taxes), upon the terms and subject to the conditions set forth in the Offer.

        The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on behalf the undersigned will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:	SHARES*

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

Signature(s)
Please Print Names(s)

Address	(Include Zip Code)
Area Code and Telephone No.
Tax Identification or Social Security No.

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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  (a)(1)(v)
INSTRUCTION FORM With Respect to the Offer to Purchase for Cash All Outstanding Shares of Common Stock of VERENIUM CORPORATION at $4.00 NET PER SHARE Pursuant to the Offer to Purchase dated October 2, 2013 by PASTINACA ACQUISITION INC., a wholly owned subsidiary of BASF CORPORATION